D-Wave Announces On-Premises Systems Offering to Push Boundaries of Quantum-Fueled Research and Advance Quantum + AI Development

Company sees increased interest from HPC centers, government labs, and academic institutions in D-Wave on-premises quantum systems for groundbreaking research and novel AI applications

Company introduces “Quantum Uplift” program, providing organizations dissatisfied with competitors’ quantum systems with financial incentives toward the purchase of a D-Wave Advantage system

PALO ALTO, Calif. – February 13, 2025 – D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), a leader in quantum computing systems, software, and services and the world’s first commercial supplier of quantum computers, today announced that it is enabling research centers, academic institutions, and governments to purchase on-premises D-WaveTM AdvantageTM quantum computing systems to help customers push the boundaries of quantum-fueled experimentation, development and usage. Supported by today’s announcement that Forschungszentrum Jülich (FZJ) is the first high-performance computing (HPC) center in the world to purchase a D-Wave Advantage quantum system, D-Wave expects the new systems offering to drive advanced research and new discoveries in areas such as artificial intelligence (AI) and quantum simulation.
Customers have the ability to purchase on-premises D-Wave Advantage systems, the world’s largest annealing quantum computers with more than 5,000 qubits and 15-way connectivity. With tailored pricing to meet the unique requirements of each customer, the new offering includes shipping, installation, calibration and ongoing maintenance of the system to ensure optimal performance as well as assistance in setting up local hybrid quantum solvers. On-premises installation and system ownership provide customers the ability to tightly integrate with existing classical and HPC systems, leverage and tune system parameters, and take advantage of new system innovations, such as advanced analog-digital features, as they are developed. D-Wave vice president of infrastructure, Irwan Owen, is leading the systems go-to-market effort.
The Company also announced the new “Quantum Uplift” program to address the growing number of customers expressing disappointment with competitor quantum systems that are incapable of solving problems of practical value and lack reliable uptime and availability. The Quantum Uplift program offers incentives toward the purchase of a D-Wave Advantage system for any organization that is dissatisfied with their current quantum computer. D-Wave’s quantum computers are highly performant, reliable and available, helping customers solve complex problems that are beyond the reach of classical computers. More than 100 organizations trust D-Wave with their toughest computational challenges, providing them with the opportunity to realize the value of quantum computing today.
“By integrating annealing quantum computing with HPC, I predict we will see significant progress in quantum research and quantum AI development, leading to new discoveries and improved outcomes,” said Dr. Alan Baratz, CEO of D-Wave. “We are excited to empower customers with this new on-premises systems offering, helping them realize the value of quantum computing today and unlock new levels of computational performance.”
Organizations are increasingly looking to quantum computers to accelerate research, bolster national security and global competitiveness, and explore how the technology can address challenges resulting from AI's escalating power consumption. In fact, a study conducted by Hyperion Research reported that the increased focus on AI and compute-intensive technology is generating demand for on-premises quantum computers, particularly in HPC environments. Nearly 20% of respondents said that they prioritize the control, security, and immediacy provided by on-site quantum computing infrastructure.
Modern HPC environments are built with tens of thousands of graphics processing units (GPUs) working together simultaneously to perform calculations. While the GPU excels at executing AI tasks such as data mining, pattern matching, and predictions, the quantum processing unit (QPU), used in quantum computers, brings unique strengths in solving complex problems that can enhance AI capabilities and drive compute efficiencies while helping reduce power consumption.

To learn more about D-Wave on-premises quantum computing visit: https://www.dwavesys.com/solutions-and-products/systems/.
About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. We are the world’s first commercial supplier of quantum computers, and the only company building both annealing and gate-model quantum computers. Our mission is to help customers realize the value of quantum, today. Our 5,000+ qubit Advantage quantum computers, the world’s largest, are available on-premises or via the cloud, supported by 99.9% availability and uptime. More than 100 organizations trust D-Wave with their toughest computational challenges. With over 200 million problems submitted to our Advantage and Advantage2TM systems to date, our customers apply our technology to address use cases spanning optimization, artificial intelligence, research and more. Learn more about realizing the value of quantum computing today and how we’re shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.
Forward-Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

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